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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Millennium Pharmaceuticals, Inc. of our report dated February 12, 1998, included in the 1997 Annual Report to Shareholders of Millennium
Pharmaceuticals, Inc.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-15355), pertaining to the 1993 Incentive Stock Option Plan, (Forms S-8 Nos. 333-15353 and 333-29321), pertaining to the 1996 Equity Incentive Plan, (Form S-8 No. 333-15349), pertaining to the 1996 Director Option Plan, (Form S-8 No. 333-15357), pertaining to the 1996 Employee Stock Purchase Plan, (Form S-8 No. 333-29319), pertaining to the 1997 Equity Incentive Plan, and (Form S-3 No. 333-28239) of Millennium Pharmaceuticals, Inc. of our report dated February 12, 1998, with respect to the consolidated financial statements of Millennium Pharmaceuticals, Inc. incorporated herein by reference in the Annual Report (Form 10-K) for the year ended December 31, 1997.


                                                          /s/ Ernst & Young LLP




Boston, Massachusetts
April 1, 1998